                                                                   EXHIBIT 99.02

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

   SALES VOLUME GROWTH COMPARISON, THIRD PARTY EFFECT, INTERDIVISIONAL EFFECT

                                                                             SECOND QUARTER 2002
                                                                  ---------------------------------------
                                                                                 CHANGE IN VOLUME DUE TO
                                                                                 ------------------------
                                                                 % GROWTH        THIRD           INTER-
                                                                  SALES          PARTY         DIVISIONAL
                                                                  VOLUME         EFFECT          EFFECT
                                                                  -------        ------        ----------
Eastman Division Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks*                11%            11%            --%
    Performance Chemicals and Intermediates                           78%            15%            63%
    Specialty Plastics                                                12%            (5)%           17%
                                                                   -----          -----          -----
      Total**                                                         41%            11%            30%
                                                                   =====          =====          =====

Voridian Division Segments:
    Polymers                                                          25%            21%             4%
    Fibers                                                           117%             8%           109%
                                                                   -----          -----          -----
      Total                                                           43%            19%            24%
                                                                   =====          =====          =====

Total Eastman Chemical Company***                                     14%
                                                                    ====

Regional Sales Volume Growth
    United States and Canada                                                         10%
    Europe, Middle East and Africa                                                   20%
    Asia Pacific                                                                     28%
    Latin America                                                                    23%

                                                                           FIRST SIX MONTHS, 2002
                                                                 -----------------------------------------
                                                                                 CHANGE IN VOLUME DUE TO
                                                                               ---------------------------
                                                                  % GROWTH        THIRD          INTER-
                                                                  SALES           PARTY        DIVISIONAL
                                                                  VOLUME          EFFECT         EFFECT
                                                                  ------          ------       ----------
Eastman Division Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks*                16%            16%            --%
    Performance Chemicals and Intermediates                           69%            11%            58%
    Specialty Plastics                                                12%            (6)%           18%
                                                                   -----          -----          -----
      Total**                                                         41%            12%            29%
                                                                   =====          =====          =====

Voridian Division Segments:
    Polymers                                                          13%             9%             4%
    Fibers                                                           133%            16%           117%
                                                                   -----          -----          -----
      Total                                                           33%            10%            23%
                                                                   =====          =====          =====

Total Eastman Chemical Company***                                     11%
                                                                   =====

Regional Sales Volume Growth
    United States and Canada                                                          8%
    Europe, Middle East and Africa                                                   11%
    Asia Pacific                                                                     28%
    Latin America                                                                    16%

---------------
* Volume growth excluding Hercules Businesses acquisition: 4% for second quarter, 0% for first six months
** Volume growth excluding Hercules Businesses acquisition: 8% for second quarter, 4% for first six months
*** Volume growth excluding Hercules Businesses acquisition: 12% for second quarter, 7% for first six months


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